Exhibit 4.20(b)

SIDE LETTER NO. 2

To:	GRINDROD SHIPPING PTE. LTD.

as Borrower

IVS BULK CARRIERS PTE. LTD

IVS BULK OWNING PTE. LTD

IVS BULK 462 PTE. LTD.

IVS BULK 475 PTE. LTD.

UNICORN ATLANTIC PTE. LTD.

UNICORN BALTIC PTE. LTD.

UNICORN ROSS PTE. LTD.

UNICORN IONIA PTE. LTD.

IVS BULK 511 PTE. LTD.

IVS BULK 603 PTE. LTD.

IVS BULK 707 PTE. LTD.

UNICORN CASPIAN PTE. LTD.

IVS BULK 512 PTE. LTD.

IVS BULK 609 PTE. LTD.

IVS BULK 611 PTE. LTD.

IVS BULK 612 PTE. LTD.

as Owner Guarantors

GRINDROD SHIPPING HOLDINGS LTD.

as Corporate Guarantor

28 June 2019

Dear Sirs

Facility Agreement dated 8 May 2018 (as amended)

We refer to the facility agreement dated 8 May 2018, as amended and supplemented by a side letter dated 14 December 2018, (the "Facility Agreement") and made between (i) Grindrod Shipping Pte. Ltd. as borrower (the "Borrower"), (ii) IVS Bulk Carriers Pte. Ltd, IVS Bulk Owning Pte. Ltd., IVS Bulk 462 Pte. Ltd., IVS Bulk 475 Pte. Ltd., Unicorn Atlantic Pte. Ltd., Unicorn Baltic Pte. Ltd., Unicorn Ross Pte. Ltd., Unicorn Ionia Pte. Ltd., IVS Bulk 511 Pte. Ltd., IVS Bulk 603 Pte. Ltd., IVS Bulk 707 Pte. Ltd., Unicorn Caspian Pte. Ltd., IVS Bulk 512 Pte. Ltd., IVS Bulk 609 Pte. Ltd., IVS Bulk 611 Pte. Ltd. and IVS Bulk 612 Pte. Ltd. as owner guarantors (the "Owner Guarantors"), (iii) Crédit Agricole Corporate and Investment Bank, DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) and Standard Chartered Bank (Singapore) Limited (formerly known as Standard Chartered Bank, Singapore Branch) as mandated lead arrangers, (iv) Crédit Agricole Corporate and Investment Bank and DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as coordination agents, (v) Crédit Agricole Corporate and Investment Bank as account bank, (vi) the financial institutions listed in Part B of Schedule 1 therein as original lenders (the "Lenders"), (vii) the financial institutions listed in Part B of Schedule 1 therein as original hedge counterparties, (viii) DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as facility agent (the "Facility Agent") and (ix) DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as security agent (the "Security Agent") relating to the refinancing of 16 ships owned by the Owner Guarantors.

Words and expression defined in the Facility Agreement shall have the same meanings when used in this letter unless otherwise defined or the context otherwise requires.

We are writing to you in our capacity as Facility Agent and as Security Agent.

The Obligors have requested that certain amendments be made to the financial covenants set out in Clause 20 (Financial Covenants) of the Facility Agreement.

The Finance Parties have agreed to accede to this request and this letter sets out the terms and conditions on which the Finance Parties agree, with effect on and from the date of this letter, to amend the terms of the Facility Agreement.

1	Interpretation

1.1	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (Construction) of the Facility Agreement applies to this letter as if it were expressly incorporated in it with any necessary modifications.

1.2	Designation as a Finance Document

The Borrower and the Facility Agent designate this letter as a Finance Document.

1.3	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party to this letter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this letter.

2	Agreement of the FINANCE Parties

2.1	Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this letter, to amend the financial covenants set out in clause 20 (Financial Covenants) of the Facility Agreement.

2.2	Effective Date

The agreement of the Finance Parties contained in Clause 2.1 (Agreement of the Finance Parties) shall have effect on and from the date of this letter.

3	Specific amendments to the facility agreement

From the date of this letter, the Parties agree that the Facility Agreement shall be amended as follows:

(a)	paragraph (a) of clause 20.1 (Financial covenants) of the Facility Agreement shall be deleted and replaced with the following new paragraph:

"The Borrower shall ensure that the consolidated financial position of the Group shall at all times on and from 30 June 2019 and thereafter during the Security Period be such that:

(i)	Book Value Net Worth is not less than the lower of:

(A)	the aggregate of $240,000,000 plus 25 per cent. of the amount of Positive Retained Earnings plus 50 per cent. of each Capital Raise; and

(B)	$275,000,000;

(ii)	Cash and Cash Equivalents is not less than $30,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Account required pursuant to Clause 20.3 (Minimum Cash);

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(iii)	the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 75 per cent.; and

(iv)	Working Capital is positive";

(b)	the definitions of "Debt" and "Market Adjusted Tangible Fixed Assets" set out in clause 20.2 (Financial covenants definitions) of the Facility Agreement shall be deleted and replaced by the following:

""Debt" means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, finance lease obligations relating to sale and leaseback transactions; bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding lease obligations due to recognition of liability from IFRS16 amendments, the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Latest Accounts and for the avoidance of doubt accounts payable, accruals and provisions;"

""Market Adjusted Tangible Fixed Assets" means the aggregate of the book value of:

(a)	ships (including ships under construction and excluding right of use assets) either wholly or partially owned by the Group; and

(b)	land and buildings either wholly owned or partially owned by the Group,

as stated in the Latest Accounts adjusted by such amount to reflect the current open market value of such assets evidenced to the Facility Agent's satisfaction and acceptable to the Facility Agent acting on the instructions of the Lenders;";

(c)	the following definitions shall be added to clause 20.2 (Financial covenants definitions) of the Facility Agreement:

""Capital Raise" means the dollar amount (or equivalent amount in dollars) of any capital raised by the Corporate Guarantor as evidenced in the Latest Accounts;"

""Current Assets" means the current assets of the Group on a consolidated basis as evidenced by the Latest Accounts;"

""Current Liabilities" means the current liabilities of the Group on a consolidated basis as evidenced by the Latest Accounts;"

""Positive Retained Earnings" means the positive retained earnings of the Group on a consolidated basis as evidenced in the Latest Accounts;" and

""Working Capital" means the Current Assets less the Current Liabilities;";

(d)	clause 24.1 (Minimum required security cover) of the Facility Agreement shall be deleted and replaced with the following new clause:

"24.1 Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrower at any time on and from 30 June 2019 during the Security Period that:

(i)	the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)	the net realisable value of additional Security previously provided under this Clause 24 (Security Cover), is below 135 per cent. of an amount which is the aggregate of the Loan and the Hedge Exposure."; and

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(e)	the form of Compliance Certificate set out in schedule 6 (Form of Compliance Certificate) of the Facility Agreement were deleted and replaced by the form of Compliance Certificate set out in the Schedule (Form of Compliance Certificate).

4	Representations

4.1	Facility Agreement representations

Each Obligor makes the representations and warranties set out in clause 18 (Representations) of the Facility Agreement, as amended and supplemented by this letter and updated with appropriate modifications to refer to this letter, by reference to the circumstances then existing on the date of this letter.

4.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this letter and updated with appropriate modifications to refer to this letter, by reference to the circumstances then existing on the date of this letter.

5	Amendments to Finance Documents

5.1	Amendments to Finance Documents

With effect on and from the date of this letter the Facility Agreement and each other Finance Document shall be, and shall be deemed by this letter to be, amended as follows:

(a)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this letter; and

(b)	by construing references throughout to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Document as amended and supplemented by this letter.

5.2	Finance Documents to remain in full force and effect

(a)	The Finance Documents shall remain in full force and effect as amended and supplemented by such further or consequential modifications as may be necessary to give full effect to the terms of this letter.

(b)	Except to the extent expressly waived by the amendments effected by this letter, no waiver is given by this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

5.3	Obligor Confirmation

By its countersignature of this letter, each Obligor:

(a)	confirms its acceptance of the amendments effected by this letter;

(b)	agrees that it is bound as an Obligor;

(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

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(d)	if it is the Corporate Guarantor confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Facility Agreement as amended and supplemented by this letter; and

(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this letter.

5.4	Security confirmation

By its countersignature of this letter, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;

(b)	the obligations of the relevant Obligors under the Facility Agreement as amended and supplemented by this letter are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); and

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents

6	Further Assurance

6.1	Further assurance

Each Obligor shall (and shall procure that each other Transaction Obligor will) promptly, and in any event within the time period specified by the Facility Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Facility Agent may specify (and in such form as the Facility Agent may require in favour of the Facility Agent or its nominee(s)) to implement the terms and provisions of this letter.

6.2	Additional corporate action

At the same time as a Transaction Obligor delivers to the Facility Agent or Security Agent any document executed under this Clause 7 (Further Assurance), that Party shall deliver to the Facility Agent or Security Agent as applicable a certificate signed by two of that Party's directors or officers which shall:

(a)	set out the text of a resolution of that Party's directors specifically authorising the execution of the document specified by the Facility Agent or the Security Agent as applicable; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under that Party's articles of association or other constitutional documents.

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7	Costs and Expenses

Clause 16.2 (Amendment costs) of the Facility Agreement, as amended and supplemented by this letter, applies to this letter as if it were expressly incorporated in it with any necessary modifications.

8	Notices

Clause 36 (Notices) of the Facility Agreement, as amended and supplemented by this letter, applies to this letter as if it were expressly incorporated in it with any necessary modifications.

9	Counterparts

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

10	Governing Law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	Enforcement

11.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute regarding the existence, validity or termination of this letter or any non-contractual obligation arising out of or in connection with this letter) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Obligors will not argue to the contrary.

(c)	This Clause 12.1 (Jurisdiction) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

11.2	Service of process

Each Obligor irrevocably appoints Grindrod Shipping Services UK Ltd, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this letter.

This letter has been entered into on the date stated at the beginning of this letter.

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SCHEDULE

FORM OF COMPLIANCE CERTIFICATE

To:	DVB Bank SE Singapore Branch as Facility Agent

From:	Grindrod Shipping Pte. Ltd.

Dated: [●]

Dear Sirs

Grindrod Shipping Pte. Ltd. – Facility Agreement 8 May 2018 (as amended) (the "Agreement")

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

(a)	Book Value Net Worth is not less than the lower of

(i)	the aggregate of $240,000,000 plus 25 per cent. of the amount of Positive Retained Earnings plus 50 per cent. of each Capital Raise; and

(ii)	$275,000,000,

evidenced as follows:

[●];

(b)	Cash and Cash Equivalents are not less than $30,000,000 unencumbered cash including the minimum cash balance in the Debt Service Reserve Account, evidenced as follows:

[●];

(c)	the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 75 per cent, evidenced as follows:

[●]; and

(d)	Working Capital is positive, evidenced as follows:

[●].

[WFW note: Grindrod will need to spell out the ratios in (a), (b), (c) and (d) and provide additional computations to support those notified ratios]

3	We confirm that no Default is continuing.

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Signed:
	[Chief Financial Officer] [Director]	Director
	of	of
	Grindrod Shipping Pte. Ltd.	Grindrod Shipping Pte. Ltd.

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Yours faithfully

/s/ Domenik Nizet	/s/ Ang Toon Beng
Domenik Nizet	Ang Toon Beng
Senior Vice President	Senior Vice President
For and on behalf of
DVB BANK SE
as Facility Agent

/s/ Domenik Nizet	/s/ Ang Toon Beng
Domenik Nizet	Ang Toon Beng
Senior Vice President	Senior Vice President
For and on behalf of
DVB BANK SE
as Security Agent

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We hereby acknowledge and agree to the terms of the above letter:

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
GRINDROD SHIPPING PTE. LTD.
as Borrower

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK CARRIERS PTE. LTD
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK OWNING PTE. LTD
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 462 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 475 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
UNICORN ATLANTIC PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
UNICORN BALTIC PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
UNICORN ROSS PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
UNICORN IONIA PTE. LTD.
as an Owner Guarantor

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/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 511 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 603 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 707 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
UNICORN CASPIAN PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 512 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 609 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 611 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
IVS BULK 612 PTE. LTD.
as an Owner Guarantor

/s/ Martyn Richard Wade	Martyn Richard Wade
For and on behalf of
GRINDROD SHIPPING HOLDINGS LTD.
as Corporate Guarantor

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